EXHIBIT 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements File Nos. 33-89930, 33-62386, 33-42757, 33-42759, 33-19528 and 2-93739.

                               ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
 May 27, 1997